                                                                    EXHIBIT 99.1

AUDITED FINANCIAL STATEMENTS AND
SUPPLEMENTAL SCHEDULES

KeyCorp 401(k) Savings Plan
Years Ended December 31, 2004 and 2003
With Report of Independent Auditors

PLAN SPONSOR AND ADMINISTRATOR
KeyCorp
127 Public Square
Cleveland, Ohio 44114-1306
(216) 689-3000

                           KeyCorp 401(k) Savings Plan

            Audited Financial Statements and Supplemental Schedules

                     Years Ended December 31, 2004 and 2003

                                    CONTENTS

Report of Independent Auditors....................................  1

Audited Financial Statements

Statements of Net Assets Available for Benefits...................  2
Statements of Changes in Net Assets Available for Benefits........  3
Notes to Financial Statements.....................................  4

Supplemental Schedules

Schedule H, Line 4i - Schedule of Assets (Held at End of Year).... 13
Schedule H, Line 4j - Schedule of Reportable Transactions......... 16

             Report of Independent Registered Public Accounting Firm

The Compensation Committee of the Board of Directors of KeyCorp

We have audited the accompanying statements of net assets available for benefits of the KeyCorp 401(k) Savings Plan as of December 31, 2004 and 2003, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Plan's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the KeyCorp 401(k) Savings Plan at December 31, 2004 and 2003, and the changes in its net assets available for benefits for the years then ended, in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets (held at end of year) as of December 31, 2004, and reportable transactions for the year then ended, are presented for purpose of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

June 14, 2005                                             /s/ Ernst & Young LLP

                           KeyCorp 401(k) Savings Plan

                Statements of Net Assets Available for Benefits

                                                            DECEMBER 31
                                                        2004           2003
                                                   --------------  --------------
ASSETS
Investments, at fair value:
  KeyCorp common stock (cost $465,876,671 and
    $477,250,525, at 2004 and 2003, respectively)  $  952,285,917  $  844,112,743
  Interest in mutual funds and collective trusts      905,448,920     817,309,686
  Loans to participants                                41,520,969      38,630,986
                                                   --------------  --------------
Total investments                                   1,899,255,806   1,700,053,415

Receivables:
  Contributions:
    Employer                                            1,618,455       1,534,595
    Participants                                        2,205,504       2,050,819
  Interest and dividends                                    2,017         378,637
  Securities sold, not settled                            363,625          21,407
                                                   --------------  --------------
Total receivables                                       4,189,601       3,985,458
Cash, noninterest bearing                                       -         178,940
                                                   --------------  --------------
Total assets                                        1,903,445,407   1,704,217,813

LIABILITIES
Securities purchased, not settled                       1,726,354       1,930,788
                                                   --------------  --------------
Total liabilities                                       1,726,354       1,930,788
                                                   --------------  --------------
Net assets available for benefits                  $1,901,719,053  $1,702,287,025
                                                   ==============  ==============

See notes to financial statements.

                           KeyCorp 401(k) Savings Plan

           Statements of Changes in Net Assets Available for Benefits

                                                     YEARS ENDED DECEMBER 31
                                                      2004            2003
                                                 --------------  --------------
ADDITIONS TO PLAN ASSETS ATTRIBUTED TO
Investment income:
  Common stock dividends                         $   35,156,141  $   35,261,284
  Net investment income from mutual
   funds and collective trusts                       23,676,235       9,913,755
  Net realized gain and unrealized appreciation     185,066,414     244,468,188
  Interest on participant loans                       2,132,892       2,296,495
                                                 --------------  --------------
                                                    246,031,682     291,939,722

Contributions:
  Employer                                           50,357,424      49,847,018
  Participants                                       68,431,705      67,373,744
                                                 --------------  --------------
                                                    118,789,129     117,220,762
                                                 --------------  --------------
Total additions                                     364,820,811     409,160,484

DEDUCTIONS FROM PLAN ASSETS ATTRIBUTED TO
Participant withdrawals                             165,051,272     129,307,846
Administrative and other expenses                       337,511         461,475
                                                 --------------  --------------
Total deductions                                    165,388,783     129,769,321
                                                 --------------  --------------

Net increase in net assets                          199,432,028     279,391,163

Plan merger (Note 1)                                          -     115,893,437

Net assets available for benefits:
   Beginning of year                              1,702,287,025   1,307,002,425
                                                 --------------  --------------
   End of year                                   $1,901,719,053  $1,702,287,025
                                                 ==============  ==============

See notes to financial statements.

                           KeyCorp 401(k) Savings Plan

                          Notes to Financial Statements

                     Years Ended December 31, 2004 and 2003

1. DESCRIPTION OF THE PLAN

The KeyCorp 401(k) Savings Plan (Plan) is comprised of a profit sharing plan with a cash or deferred arrangement, as authorized under Section 401(k) of the Internal Revenue Code of 1986, as amended (Code), and an employee stock ownership plan (ESOP), as authorized under the provisions of Section 4975(e)(7) of the Code. The following description of the Plan reflects the provisions of the Plan as of December 31, 2004.

The portion of the Plan that is attributable to Participant Contributions invested in the Plan's various investment funds (other than the Plan's KeyCorp Common Stock Fund) constitutes a profit sharing plan. The portion of the plan that is attributable to Participant Contributions, Employer Contributions, Profit Sharing Contributions, After-Tax Contributions, and Rollover Contributions invested primarily in KeyCorp common shares constitutes an ESOP. The Plan is intended to be qualified under Section 401(a) of the Code and the provisions of Titles I, II, and III of the Employee Retirement Income Retirement Act of 1974, as amended (ERISA).

All regular full-time and part-time employees of KeyCorp and its participating subsidiaries (Employer) are eligible to participate in the Plan as of their first day of employment with an Employer. Seasonal and on-call employees are required to complete 1,000 hours of service prior to becoming eligible to participate in the Plan.

Participants are permitted to contribute from 1% to 16% of their compensation on a pretax basis to the Plan. Highly compensated employees (as that term is defined in accordance with Section 414(n) of the Code) may contribute from 1% to 6% of their compensation to the Plan. "Compensation" for Plan purposes generally means the participant's regular earnings, including any overtime, bonuses, and incentive compensation that are paid to the Participant during the plan year. Participants are permitted to direct the investment of their Participant Contributions to any of the Plan's several investment funds. KeyCorp "matches" up to the first 6% of the Participant's Contributions to the Plan. KeyCorp Matching Contributions are invested in the KeyCorp Common Stock fund and are not subject to participant investment direction until the Participant is fully vested in such Matching Contributions and the Participant attains age 55. Full vesting under the Plan occurs after the Participant's completion of three years of vesting service.

In addition, in years of favorable corporate performance, KeyCorp may contribute to the Plan a profit sharing contribution in such amount as determined by the Board of Directors.

                           KeyCorp 401(k) Savings Plan

1. DESCRIPTION OF THE PLAN (CONTINUED)

Dividends paid on those KeyCorp common shares maintained in the ESOP, at the Participant's election, automatically may be reinvested in the Plan's Common Stock Fund or paid directly to the Participant. In 2004 and 2003, $7,738,287 and $7,971,656, respectively, of dividends were paid directly to Participants in connection with this election and are reflected in the Statement of Changes in Net Assets Available for Benefits as participant withdrawals. For the 2004 plan year, the Plan utilized the safe harbor provisions of Section 401(k)(12) of the Code, which permits the Plan to automatically satisfy certain nondiscrimination requirements of the Code without undergoing the necessity of discrimination testing. In years in which the safe harbor provisions of Section 401(k)(12) of the Code are utilized, highly compensated employees may contribute up to 16% of their compensation to the Plan.

The Plan includes a Loan Program, which enables Plan Participants to borrow their vested plan funds without incurring a taxable distribution from the Plan. Loans are available to Participants on a uniform and nondiscriminatory basis and are limited to a maximum loan amount of 50% of the Participant's vested Plan interest up to a maximum of $50,000.

Distribution of Participant Contributions and Matching Contributions are subject to the distribution limitations outlined in Section 401(k) of the Code (i.e., attainment of age 59 1/2, severance from employment, retirement, death, or disability (subject to special grandfathered distribution provisions)). Upon termination, Participants may receive a distribution of their vested plan balance in cash, or may elect to have their interest in the KeyCorp Common Stock Fund distributed to them in common shares of KeyCorp. Participants may leave their balance in the Plan if their balance is greater than $1,000. Upon retirement, Participants may elect to receive their plan distribution as a lump sum payment or as a monthly installment payment.

Under the terms of the Plan, not vested, forfeited participant amounts may be used to pay plan administrative expenses and to offset Employer Contributions to the Plan. At December 31, 2004, the Plan's investments included $1,047,487 of plan forfeitures. No plan forfeitures were used in 2004 to offset Employer Contributions to the Plan. At December 31, 2003, the Plan's investments included $779,875 of plan forfeitures after $1,671,378 of plan forfeitures were used to offset Employer Contributions to the Plan.

KeyCorp maintains the right to amend and/or terminate the Plan at any time and for any reason including but not limited to changes in applicable law. In the event that the Plan is terminated, the assets of the Plan will be distributed to the Participants based on the amounts in their respective accounts.

                           KeyCorp 401(k) Savings Plan

1. DESCRIPTION OF THE PLAN (CONTINUED)

In 2003, retirement savings plans from five KeyCorp affiliates were merged into the Plan and all assets and liabilities of the five plans were transferred to the Plan. Effective March 1, 2003, Champion Mortgage Savings/Retirement Plan #2, Trident Financial Corporation 401(k) Profit Sharing Retirement Plan, and Essex Investment Group Inc. 401(k) Profit Sharing Plan were merged into the Plan and net assets of $9,851,820, $2,560,981, and $887,459, respectively, were transferred to the Plan. Effective April 30, 2003, McDonald Investments Inc. Retirement Savings Plan was merged into the Plan and net assets of $99,165,636 were transferred to the Plan. Effective October 1, 2003, Union Bancshares, LTD. Profit Sharing 401(k) Plan was merged into the Plan and net assets of $3,427,541 were transferred to the Plan.

2. SIGNIFICANT ACCOUNTING POLICIES

The accounting records of the Plan are maintained on the accrual basis.

INVESTMENT VALUATION

Investments are stated at aggregate fair value, which is determined based on the closing price reported on the last business day of the plan year as follows:

      KeyCorp Common Stock - Closing market price as quoted on the New York Stock Exchange as of December 31, 2004 and 2003.

      Mutual Funds - Closing price as quoted per the Interactive Data Corporation (IDC) as of December 31, 2004 and 2003.

      Collective Trust Funds - Market values of units held in collective trust funds are determined daily by the trustee of the funds based on reported redemption values received from IDC.

      Loans - In the opinion of the plan administrator, the outstanding balance approximates fair value.

The change in the difference between fair value and the cost of investments is reflected in the statements of changes in net assets available for benefits as a component of either (1) net realized gain and unrealized appreciation, or (2) net realized loss and unrealized depreciation.

                           KeyCorp 401(k) Savings Plan

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENT TRANSACTIONS

Purchases and sales of securities are reflected on a trade-date basis. Gains or losses on sale of KeyCorp Common Stock are based on the specific cost of investments sold. Gains or losses on sales of mutual funds and collective trust funds are based on the average cost per share or per unit at the time of the sale. In the case of KeyCorp Common Stock, brokerage commissions are added to the cost of shares purchased and subtracted from the proceeds of shares sold. No direct brokerage commissions are incurred by the Plan on purchases and sales of shares or units in mutual funds and collective trust funds.

INVESTMENT INCOME

Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on the accrual basis.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. PLAN AMENDMENTS

As of June 1, 2001, the Plan was amended to provide Plan Participants with the option of electing to receive those dividends paid on shares maintained in the ESOP as either a cash payment or as a direct reinvestment into the KeyCorp Common Stock Fund, and to expand the ESOP to include Participant Pretax Contributions, After-Tax Contributions, and Rollover Contributions that the Participant has elected to invest in the KeyCorp Common Stock Fund. As of January 1, 2002, the Plan was amended to provide KeyCorp with the option of utilizing the safe harbor provisions of Section 401(k)(12) of the Code (Safe Harbor Provision), to increase Participant Contribution limits to up to 16% of compensation in plan years in which the Safe Harbor Provision is utilized, and to make certain other changes in accordance with the provisions of the Economic Growth and Tax Relief Reconciliation Act, or as deemed desirable by KeyCorp. The Plan was amended and restated effective October 1, 2003 to include the foregoing prior amendments as well as to include various administrative clarifications. There were no amendments made to the Plan for the 2004 plan year.

                           KeyCorp 401(k) Savings Plan

4. INVESTMENTS

For the period prior to March 1, 2003, State Street Bank and Trust Company served as Plan Trustee of the ESOP. KeyBank National Association (KeyBank) served as Plan Trustee of the profit sharing component of the Plan. KeyBank is an affiliate of KeyCorp. From March 1, 2003 to the present time, Wilmington Trust Company serves as the Trustee to the Plan.

Upon enrollment, Participants are required to direct the investment of their pretax contributions into any of the various Plan investment funds. Investments must be made in 1% increments. The Plan maintains twenty investment funds, which include the KeyCorp Stock Fund, the BGI Money Market Collective Trust Fund, the BGI Equity Index Collective Trust Fund, the KeyBank EB MaGIC Fund, the Victory Fund for Income, the Victory Value Fund, the Victory Balanced Fund, the Victory Intermediate Income Fund, the Victory Special Value Fund, the Victory Convertible Securities Fund, the Victory Growth Fund, the Victory Small Company Opportunity Fund, the Templeton Foreign Fund, Victory Real Estate Investment Fund, the MFS New Discovery Fund, the American Growth Fund of America, the Victory Diversified Stock Investment Fund, the Victory Established Value Fund, the Pimco Long-Term U.S. Government Fund, and Wilmington Prime Money Market Fund. With the exception of KeyCorp's Employer Matching Contributions that are not subject to investment diversification, Participants may reallocate their Plan funds between the Plan's various investment funds on a daily basis. Victory Capital Management, Inc. serves as the investment advisor to the Plan's various investment funds offered under the Savings Plan (other than the KeyCorp Stock Fund, BGI Money Market Fund, the BGI Equity Index T, the Templeton Foreign Fund, the MFS New Discovery Fund, the American Growth Fund of America, and the Pimco Long-Term U.S. Government Fund). Victory Capital Management, Inc. is an affiliate of KeyCorp.

                           KeyCorp 401(k) Savings Plan

4. INVESTMENTS (CONTINUED)

During the years ended December 31, 2004 and 2003, Plan's investments (including realized gains and losses on investments held for any portion of the plan year) appreciated in fair market value by the net amount of $185,066,414 and $244,468,188, respectively as follows:

                                                    2004           2003
                                               -------------   -------------
Net appreciation (depreciation) in fair value
  during year:
   Fair value as determined by quoted market
   price:
    KeyCorp Stock Fund                         $ 128,937,551   $ 122,446,497
    Value Fund                                    16,581,686      33,915,470
    Balanced Fund                                  3,920,014       7,761,788
    Intermediate Income Fund                        (921,501)       (797,921)
    Stock Index Fund                               1,766,640         772,358
    Special Value Fund                            (1,347,542)      9,280,489
    Convertible Securities Fund                      388,793       1,195,364
    Growth Fund                                      836,524       3,813,419
    Real Estate Investment Fund                      881,264         440,503
    Small Company Opportunity Fund                 1,727,650       3,749,401
    Diversified Fund                               6,493,527      14,585,017
    Established Value Fund                           812,777       3,396,003
    Fund for Income                                 (164,987)       (255,419)
    Equity Index Fund                              7,465,352      18,493,374
    Money Market Collective Trust Fund             1,064,248         880,342
    Growth Fund of America                         9,453,791      18,657,574
    Pimco Long-Term US Government Fund             1,180,991         465,678
    Foreign Fund                                   5,436,604       6,480,864
    MFS New Discovery Fund                           303,272       1,014,121
    Janus Advisor Worldwide Fund                     249,760         898,014
    International Growth Fund                           --          (459,447)
    AIM Constellation Fund                              --           (83,397)
    Employee Benefit Equity Index Fund                  --        (2,181,904)
                                               -------------   -------------
                                               $ 185,066,414   $ 244,468,188
                                               =============   =============

                           KeyCorp 401(k) Savings Plan

The fair value of investments that represent 5% or more of the Plan's net assets at December 31, 2004 and 2003, are as follows:

                                            2004          2003
                                        ------------  ------------
KeyCorp Common Stock* **                $952,285,917  $844,112,743
Victory Value Fund**                     161,573,421   161,124,558
Growth Fund of America                    94,012,928             -
BGI Money Market Collective Trust Fund             -    90,825,972

* Nonparticipant-directed
** Party in interest

Information about net assets and the significant components of changes in net assets related to the nonparticipant-directed investment is as follows:

                              DECEMBER 31
                          2004           2003
                      -------------  -------------
Net assets:
  KeyCorp Stock Fund  $ 972,934,532  $ 863,745,321
                      =============  =============

                                                  YEAR ENDED
                                                 DECEMBER 31,
                                                     2004
                                                 -------------
Change in net assets:
  Contributions                                  $  60,282,704
  Dividends and interest                            35,337,113
  Net realized and unrealized appreciation         128,937,551
  Participant withdrawals                          (94,576,410)
  Transfers to participant-directed investments    (20,550,872
  Administrative and other expenses                   (240,875)
                                                 -------------
                                                 $ 109,189,211
                                                 =============

                           KeyCorp 401(k) Savings Plan

5. INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated November 1, 2001, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the Code) and, therefore, the related trust is exempt from taxation. Subsequent to the issuance of this determination letter, the Plan was amended. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan has applied for a determination letter to reflect plan changes in effect as of October 1, 2003. The plan administrator believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan, as amended, is qualified and the related trust is tax exempt.

Participants will not be subject to income tax for contributions made on their behalf by KeyCorp nor on any money earned by the Plan and credited to their account until the Participants withdraw all or a portion of their accumulative balance.

6. EMPLOYEE STOCK OWNERSHIP PLAN

The ESOP feature of the Plan was originally structured as a leveraged ESOP. Effective July 14, 2001, the leveraged feature of the ESOP terminated in conjunction with the Plan's final ESOP loan payment.

7. TRANSACTIONS WITH PARTIES IN INTEREST

Prior to March 1, 2003, the Plan maintained two trustees: State Street served as the Trustee of the KeyCorp Stock Fund, and KeyBank served as the Trustee of the various other plan investment funds. KeyBank is an affiliate of the Plan sponsor, KeyCorp. Effective March 1, 2003, Wilmington Trust Company became the single Trustee for the Plan. During 2004 and 2003, the Plan received $35,156,141 and $35,261,284, respectively, in KeyCorp common stock dividends. The Plan's investments in mutual funds and collective trusts received $24,568,153 and $11,527,041 in investment income and capital gains distributions in 2004 and 2003, respectively. Victory Capital Management Inc., an affiliate of KeyCorp, also serves as an investment advisor to many of the Plan's investment funds.

During the year ended December 31, 2004, no shares of common stock of KeyCorp were purchased by the Plan and 16,030 shares of common stock of KeyCorp were sold by the Plan for $499,963.

                           KeyCorp 401(k) Savings Plan

7. TRANSACTIONS WITH PARTIES IN INTEREST (CONTINUED)

During the year ended December 31, 2003, 837,513 shares of common stock of KeyCorp were purchased by the Plan for $19,903,340 and 57,172 shares of common stock of KeyCorp were sold by the Plan for $1,394,205.

8. RISK AND UNCERTAINTIES

The Plan invests in various investments, including KeyCorp common stock, interests in mutual funds and collective trusts, and loans to participants. These investments are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investments, it is at least reasonably possible that changes in the values of investments will occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the statements of net assets available for benefits.

                             SUPPLEMENTAL SCHEDULES

                           KeyCorp 401(k) Savings Plan

                        EIN #34-6542451   Plan Number #002

                    Schedule H, Line 4i - Schedule of Assets
                             (Held at End of Year)

                                December 31, 2004

                                       NUMBER OF
                                        SHARES/                     CURRENT
       DESCRIPTION OF ASSETS           PAR VALUE       COST**        VALUE
------------------------------------  ------------  ------------  ------------
KEYCORP COMMON STOCK FUND
*KeyCorp Common Stock                 $ 28,091,030  $465,876,671  $952,285,917
Wilimington Prime Money Market Fund     19,560,814    19,560,814    19,560,814
                                                    ------------  ------------
Total KeyCorp Common Stock Fund                      485,437,485   971,846,731

VALUE FUND
*Victory Value Fund                     11,986,159                 161,573,421

BALANCED FUND
*Victory Balanced Fund                   5,423,162                  67,897,989

MONEY MARKET FUND
Wilmington Prime Money Market Fund       2,212,619                   2,212,619

INTERMEDIATE INCOME FUND
*Victory Intermediate Income Fund        5,235,806                  51,258,545

STOCK INDEX FUND
*KeyBank EB Magic Fund                   4,345,225                  47,872,778

SPECIAL VALUE FUND
*Victory Special Value Fund              3,765,482                  53,846,386

CONVERTIBLE SECURITIES FUND
*Victory Convertible Securities Fund       760,982                   9,588,372

GROWTH FUND
*Victory Growth Fund                     1,174,722                  20,569,378

                           KeyCorp 401(k) Savings Plan

                        EIN #34-6542451   Plan Number #002

                    Schedule H, Line 4i - Schedule of Assets
                        (Held at End of Year) (continued)

                                          NUMBER OF
                                            SHARES/                     CURRENT
         DESCRIPTION OF ASSETS            PAR VALUE       COST**         VALUE
----------------------------------------  -----------  ------------  --------------
REAL ESTATE INVESTMENT FUND
*Victory Real Estate Investment Fund         639,660                   11,609,834

SMALL COMPANY OPPORTUNITY FUND
*Victory Small Company Opportunity Fund    1,244,710                   35,474,242

DIVERSIFIED FUND
*Victory Diversified Stock Fund            5,010,659                   81,373,109

ESTABLISHED VALUE FUND
*Victory Established Value Fund              663,997                   18,113,852

FUND FOR INCOME
*Victory Fund for Income                     394,650                    4,901,549

EQUITY INDEX FUND
BGI Equity Index Collective Trust Fund     2,046,772                   74,072,671

MONEY MARKET COLLECTIVE TRUST FUND
BGI Money Market Collective Trust Fund     7,808,741                   79,821,548

GROWTH FUND OF AMERICA
American Growth Fund                       3,433,635                   94,012,928

PIMCO LONG-TERM U.S. GOVERNMENT FUND
Pimco Long-Term U.S. Government Fund       1,614,985                   17,406,099

FOREIGN FUND
Templeton Funds Inc Class A Foreign Fund   3,654,440                   44,949,612

                           KeyCorp 401(k) Savings Plan

                      EIN #34-6542451     Plan Number #002

                    Schedule H, Line 4i - Schedule of Assets
                        (Held at End of Year) (continued)

                                                               NUMBER OF
                                                                SHARES/                     CURRENT
                    DESCRIPTION OF ASSETS                      PAR VALUE     COST**          VALUE
-------------------------------------------------------------  ---------  -----------  -----------------
MFS SER TRI NEW DISCOVERY FUND
MFS New Discovery A Fund                                        569,096                        9,333,174

LOAN FUND
*Loans to participants
  (Interest rates from 4.0% to 11.5% with various maturities)                                 41,520,969
                                                                                       -----------------
Total assets held for investment                                                       $   1,899,255,806
                                                                                       =================

* Denotes a party-in-interest investment.

** Cost information is only required to be provided for nonparticipant-directed investments.

                           KeyCorp 401(k) Savings Plan

                     EIN #34-6542451      Plan Number #002

           Schedule H, Line 4j - Schedule of Reportable Transactions

                          Year Ended December 31, 2004

                                                    PURCHASE        SELLING         COST          NET
            DESCRIPTION                 UNITS         PRICE          PRICE        OF ASSET        GAIN
-----------------------------------  -----------  -------------  -------------  -------------  ----------
CATEGORY (iii) - SERIES OF
TRANSACTIONS IN EXCESS OF 5 PERCENT
OF PLAN ASSETS.

Wilmington Prime Money Market
  326 Purchases                      227,399,567  $ 227,399,567
  393 Sales                          225,646,930                 $ 225,646,930  $ 225,646,930  $        -

The purchase price of securities acquired represented the fair value at the dates of the above transactions.

There were no category (i), (ii), or (iv) reportable transactions during 2004.

* Denotes a party in interest investment.